Exhibit 99.1

                                           Gold Banc Corporation, Inc.
                                           11301 Nall Avenue
                                           Leawood, KS 66211

                                           For more information:
                                           ---------------------
                                           Media: Sherman Titens 913-323-7741
                                           Investors: Rick Tremblay 913-323-7703

For Immediate Release
---------------------

                   GOLD BANC ANNOUNCES EARNINGS PROJECTIONS;
                   LOAN PERFORMANCE, PIPELINE REMAIN STRONG

LEAWOOD, Kan. (April 4, 2003)--Gold Banc Corporation (Nasdaq: GLDB) is forecasting its earnings per share to be in the range of $0.86 to $0.91 for 2003 and $0.17 to $0.18 for the first quarter of 2003, the company announced today during a previously scheduled conference call open to all listeners.

"Given recent events, we are very pleased with this forecast and the continued strength of our business," said Mick Aslin, President and CEO.

The forecast is buoyed by projected continued strong growth in its loan portfolio in the range of 9-11% overall during 2003. However, given the state of the economy, the company's desire to make loans that are financially prudent, and the large increase in the size of the loan base in 2001 and 2002, the company anticipates that there will be some decline in the rate of loan growth as compared to historical trends. The company also anticipates that its banks will generate loan growth in 2003 in the ranges of 10-12% in Kansas, 3-4% in Oklahoma and 12-17% in Florida.

"We have met with many of our large customers and they have been very supportive," said Aslin. "Our relationships are strong. We are well capitalized. And our loan pipeline is full."

The company expects to gradually increase its net interest margin on loans over time in order to improve its capital. This increase will be judiciously phased in since capitalization is sufficient to continue growth in loans in line with the company's previous expectations. Based on a flat interest rate assumption, the company is forecasting a net interest margin (tax equivalent) of 3.40% to 3.50% overall for 2003. The net interest margin (tax equivalent) for the company's banks in 2003 are expected to be in the range of 3.45% to 3.50% in Kansas, 3.50% to 3.55% in Oklahoma and 3.30% to 3.35 % in Florida.

Aslin said the quality of the company's assets is high. The provision for loan losses is expected to be $12 to $14 million for 2003 based on current loan growth.

Gold Banc/Page Two


The Kansas banks are anticipating an increase in nonperforming assets, including an increase in Other Real Estate Owned of approximately $4 million at the end of the first quarter of 2003. The $4 million represents the previously reported property--in which the former CEO was involved--purchased in 2000 at a price that was $2 million in excess of its value at that time. The original intent of the purchase was to build a branch on that site. Because the Kansas bank no longer intends to do so, it has been reclassified to Other Real Estate Owned, which is a nonperforming asset. The value of this land has appreciated so that its current appraised value is now substantially more than its $4 million carrying amount.

The revised earnings estimates include expenses of approximately $800,000 for the internal investigation and related regulatory and disclosure activities and control improvements associated with the misconduct of its former CEO and cashier who were terminated in March of 2003. The company has audit insurance coverage of $250,000 which will offset part of this expense. If these non-recurring expenses were removed, the earning per share for 2003 and the first quarter would improve by approximately $.01 to $.02 per share.

The forecasted earnings per share for 2003 do not take into account the possible extraordinary income of up to approximately $2.5 million that could be potentially obtained either from the restitution which the former CEO, Mike Gullion, has offered or from insurance coverage with respect to the write off of $1.9 million in land value and previously recorded expenses of $600,000 with respect to Mr. Gullion's prior misconduct. In the latter regard, the Company is evaluating whether to submit an insurance claim based on a determination as to whether the risk of increased premiums or difficulty in obtaining future insurance coverage would more than offset this benefit.

Gold Banc Corporation, Inc., is a financial holding company headquartered in Leawood, Kansas with more than $3.8 billion in assets. Gold Banc provides commercial banking, wealth management, and personal banking services in Kansas, Missouri, Oklahoma, and Florida through 60 banking locations. Gold Banc is traded on the Nasdaq under the symbol GLDB.

Cautionary Statements Regarding Forward Looking Information

The company does not intend to update the above forecast or to make additional forecasts in the future.

The above forecast and other information included herein contains certain forward-looking statements with respect to the financial condition, results of operations, plans objectives, future financial performance and business of our Company and its subsidiaries, including, without limitation:

        o  statements that are not historical in nature
        o statements preceded by, followed by or that include the words "believes," expects," "may," "will," "should," "could," "anticipates," "estimates," "intends" or similar expressions

        o  statements regarding the timing of the closing of the branch sales

Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

        o  transition of new management
        o  changes in interest margins or loans
        o  changes in allowance for loan losses
        o  changes in the interest rate environment may reduce interest margins
        o  the effect of a change in the management rating of Gold Bank-Kansas
        o competitive pressures among financial services companies may increase significantly
        o costs or difficulties related to the integration of the business of our Company and its acquisition targets may be greater than expected
        o general economic conditions, either nationally or in our markets, may be less favorable than expected
        o legislative or regulatory changes may adversely affect the business in which our Company and its subsidiaries are engaged
        o technological changes may be more difficult or expensive than anticipated
        o  changes may occur in the securities markets

We have described under the caption "Factors That May Affect Future Results of Operation, Financial Condition or Business" in the Company's Annual Report on Form 10-K for 2003 additional factors that could cause actual results to be materially different from those described in the forward-looking statements. Other factors that we have not identified under that caption could also have this effect. You are cautioned not to put undue reliance on any forward-looking statement which speaks only as of the date it was made.

The above forecast is based upon a variety of informal estimates and assumptions (not all of which were stated in the forecast) relating to our businesses, products and anticipated future operations. Certain of these assumptions relate to the achievement of strategic goals, objectives, and targets over the applicable periods. This forecast may not be realized and the assumptions upon which it is based are subject to significant financial, market, economic, regulatory, and competitive uncertainties, contingencies, risks and other factors which are difficult or impossible to predict accurately. All these factors are difficult to quantify and many of these factors are beyond the Company's control.

The inclusion of the above forecast should not be regarded as a representation by the Company that the forecasted results will be achieved. The above forecast should not be relied upon as a reliable prediction of actual future financial results. Generally, the further out the period to which forecasts relate, the more unreliable those forecasts become due to the difficulty in making accurate predictions of future events.

The above forecast has not been reviewed or audited by independent auditors and was prepared by the Company management. The Company's independent auditors do not express any opinion or any other form of assurance with respect to the above forecast.


END